                                  EXHIBIT 2.2



                            ASSET PURCHASE AGREEMENT

                                  by and among

                      MCLAGAN PARTNERS INTERNATIONAL, INC.
                                    AS BUYER

                  MCLAGAN PARTNERS INTERNATIONAL INCORPORATED
                                   AS SELLER

                                      and

                             SELLER'S STOCKHOLDERS



                         DATED AS OF NOVEMBER 13, 1997

                           ASSET PURCHASE AGREEMENT

                                     INDEX
                                     -----

                                                                                            Page
                                                                                            ----
SECTION 1.              PURCHASE AND SALE OF ASSETS........................................... 1
----------              ---------------------------
   1.1    Sale of Assets...................................................................... 1
          --------------
   1.2    Excluded Assets..................................................................... 2
          ---------------
   1.3    Assumption of Liabilities........................................................... 3
          -------------------------
   1.4    Time and Place of Closing........................................................... 4
          -------------------------
   1.5    Purchase Price and Payment.......................................................... 5
          --------------------------

SECTION 2.              REPRESENTATIONS AND WARRANTIES OF SELLER AND
----------              --------------------------------------------
                        STOCKHOLDERS.......................................................... 5
                        ------------
   2.1    Making of Representations and Warranties............................................ 5
          ----------------------------------------
   2.2    Organization and Qualifications of Seller........................................... 5
          -----------------------------------------
   2.3    Subsidiaries........................................................................ 5
          ------------
   2.5    Capital Stock of Seller; Beneficial Ownership of Seller............................. 5
          -------------------------------------------------------
   2.6    Intentionally Omitted............................................................... 6
          ---------------------
   2.7    Authority of the Seller and the Stockholders........................................ 6
          --------------------------------------------
   2.8    Real and Personal Property.......................................................... 7
          --------------------------
   2.9    Financial Statements................................................................ 9
          --------------------
   2.10   Taxes...............................................................................11
          -----
   2.11   Absence of Certain Changes..........................................................12
          --------------------------
   2.12   Ordinary Course.....................................................................13
          ---------------
   2.13   Banking Relations...................................................................13
          -----------------
   2.14   Intellectual Property...............................................................13
          ---------------------
   2.15   Contracts...........................................................................15
          ---------
   2.16   Litigation..........................................................................17
          ----------
   2.17   Compliance with Laws................................................................17
          --------------------
   2.18   Insurance...........................................................................17
          ---------
   2.19   Warranty or Other Claims............................................................17
          ------------------------
   2.20   Powers of Attorney..................................................................17
          ------------------
   2.21   Finder's Fee........................................................................17
          ------------
   2.22   Permits; Burdensome Agreements......................................................17
          ------------------------------
   2.23   Corporate Records; Copies of Documents..............................................18
          --------------------------------------
   2.24   Transactions with Related Parties...................................................18
          ---------------------------------
   2.25   Employee Benefit Programs...........................................................18
          -------------------------
   2.26   Environmental Matters...............................................................20
          ---------------------
   2.27   Directors and Officers..............................................................21
          ----------------------
   2.28   Backlog.............................................................................21
          -------
   2.29   Employees; Labor Matters............................................................21
          ------------------------
   2.30   Customers and Suppliers.............................................................22
          -----------------------

                                      (i)


                                                                                            Page
                                                                                            ----
   2.31   Hart-Scott-Rodino Matters...........................................................22
          -------------------------
   2.32   Disclosure..........................................................................23
          ----------

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF BUYER.........................................23
----------    ---------------------------------------
   3.1    Making of Representations and Warranties............................................23
          ----------------------------------------
   3.2    Organization of Buyer...............................................................23
          ---------------------
   3.3    Authority of Buyer..................................................................23
          ------------------
   3.4    Litigation..........................................................................24
          ----------
   3.5    Finder's Fee........................................................................24
          ------------
   3.6    Hart-Scott-Rodino Matters...........................................................24
          -------------------------
   3.7    Securities and Exchange Commission Filings..........................................24
          ------------------------------------------

SECTION 4.    CONDITIONS......................................................................24
----------    ----------
   4.1    Conditions to the Obligations of Buyer..............................................24
          --------------------------------------
   4.2    Conditions to Obligations of the Seller.............................................26
          ---------------------------------------

SECTION 5.    SURVIVAL OF WARRANTIES; RIGHTS, OBLIGATIONS AND ACTIONS
----------    -------------------------------------------------------
              SUBSEQUENT TO CLOSING...........................................................28
              ---------------------
   5.1    Survival of Warranties..............................................................28
          ----------------------
   5.2    Payment of Obligations..............................................................28
          ----------------------
   5.3    Tax Returns.........................................................................28
          -----------
   5.4    Books and Records...................................................................28
          -----------------
   5.5    Further Assurances..................................................................28
          ------------------
   5.6    Allocation of Purchase Price........................................................29
          ----------------------------
   5.7    Hart-Scott-Rodino Filings...........................................................29
          -------------------------
   5.8    Sellers' Employees..................................................................29
          ------------------
   5.9    Intentionally Omitted...............................................................29
          ---------------------

SECTION 6.    INDEMNIFICATION.................................................................30
----------    ---------------

   6.1    Indemnification by the Seller and the Stockholders..................................30
          --------------------------------------------------
   6.2    Limitations on Indemnification by the Seller and the Stockholders...................30
          -----------------------------------------------------------------
   6.3    Indemnification by Buyer............................................................31
          ------------------------
   6.4    Limitations on Indemnification by Buyer.............................................32
          ---------------------------------------
   6.5    Notice; Defense of Claims...........................................................33
          -------------------------
   6.6    Satisfaction of Seller and Stockholder Indemnification Obligations..................33
          ------------------------------------------------------------------

SECTION 7.    DEFINITIONS.....................................................................34
----------    -----------

SECTION 8.    MISCELLANEOUS...................................................................36
----------    -------------

   8.1    Bulk Sales Law......................................................................36
          --------------

                                     (ii)

                                                                                            Page
                                                                                            ----
   8.2    Fees and Expenses...................................................................37
          -----------------
   8.3    Governing Law.......................................................................37
          -------------
   8.4    Notices.............................................................................37
          -------
   8.5    Entire Agreement....................................................................38
          ----------------
   8.6    Assignability; Binding Effect.......................................................38
          -----------------------------
   8.7    Captions and Gender.................................................................38
          ------------------
   8.8    Execution in Counterparts...........................................................39
          -------------------------
   8.9    Amendments..........................................................................39
          ----------
   8.10   Dispute Resolution..................................................................39
          ------------------
   8.11   Consent to Jurisdiction.............................................................39
          -----------------------
   8.12   Severability........................................................................39
          ------------
   8.13   No Third-Party Beneficiaries........................................................40
          ----------------------------
   8.14   Publicity and Disclosures...........................................................40
          -------------------------
   8.15   Attorneys' Fees.....................................................................40
          ---------------
   8.16   Intentionally Omitted...............................................................40
          ---------------------
   8.17   Remedies............................................................................40
          --------

                                     (iii)


                                   SCHEDULES
                                   ---------

Schedule 1.1     Certain Subject Assets
Schedule 1.2(g)  Excluded Personal Property
Schedule 1.3     Assumed Contracts
Schedule 2.2     Foreign Qualifications
Schedule 2.5(b)  Capitalization
Schedule 2.7(a)  Liens
Schedule 2.8(b)  Leased Real Property
Schedule 2.8(c)  Personal Property
Schedule 2.9     Financial Statements
Schedule 2.10    Taxes
Schedule 2.11    Certain Changes
Schedule 2.13    Banking Relations
Schedule 2.14    Intellectual Property Rights
Schedule 2.15    Contracts
Schedule 2.16    Litigation
Schedule 2.17    Compliance with Laws
Schedule 2.18    Insurance
Schedule 2.19    Product Liability
Schedule 2.22    Permits
Schedule 2.24    Transactions with Related Parties
Schedule 2.25    Employee Benefit Programs
Schedule 2.26    Environmental Matters
Schedule 2.27    Directors and Officers
Schedule 2.28    Backlog
Schedule 2.29    Labor Matters
Schedule 2.30    Customers and Suppliers
Schedule 4.1(k)  Employees Signing Employment and Non-Competition Agreements
Schedule 4.2(b)  Seller Stock Issuances
Schedule 4.2(c)  Participants in Incentive Compensation Plan
Schedule 4.2(d)  Intentionally Omitted
Schedule 5.8     Employees
Schedule 5.9     Intentionally Omitted

                                     (iv)


                                    EXHIBITS
                                    --------
Exhibit A   -   Stockholders and Stockholdings

Exhibit B   -   Intentionally Omitted

Exhibit C   -   Form of Assignment and Assumption Agreement

Exhibit D   -   Form of Bill of Sale

Exhibit E   -   Form of Opinion of Cummings & Lockwood

Exhibit F   -   Intentionally Omitted

Exhibit G   -   Intentionally Omitted

Exhibit H   -   Intentionally Omitted

Exhibit I   -   Form of Opinion of Goodwin, Procter & Hoar  LLP

                                      (v)

                           ASSET PURCHASE AGREEMENT


     AGREEMENT entered into as of November 13, 1997 by and among McLagan Partners International, Inc., a Delaware corporation ("Buyer") and a wholly-owned subsidiary of McLagan Partners, Inc., a Delaware corporation ("New McLagan") which is a wholly-owned subsidiary of ASI Solutions Incorporated ("ASI"), McLagan Partners Incorporated, an Illinois corporation ("Seller"), and the holders of all of the outstanding capital stock of Seller, as set forth on Exhibit A hereto (each, a "Stockholder" and together, the "Stockholders").
---------


                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, contemporaneously herewith certain affiliates of Buyer are entering into separate asset purchase agreements with certain affiliates of the Seller;

     WHEREAS, subject to the terms and conditions hereof, the Seller desires to sell substantially all of its assets to Buyer; and

     WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase said assets of the Seller for the consideration specified herein and the assumption by Buyer of certain liabilities and obligations of the Seller.

     NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:


SECTION 1.  PURCHASE AND SALE OF ASSETS.
---------------------------------------

     1.1    Sale of Assets.  Subject to the provisions of this Agreement, the
            --------------
Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.4 hereof), all of the properties, assets and businesses of the Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, the following assets:

            (a) All assets (other than Current Assets) shown or reflected on the Base Balance Sheets (as defined in Section 2.9);

            (b)   The goodwill of Seller;

            (c) All rights under existing leases, contracts, licenses, permits, sales and purchase agreements, and other agreements and business arrangements which constitute Assumed Contracts (as defined in Section 1.3);

            (d) The exclusive rights to use the name "McLagan Partners International Incorporated," and any translations or derivations thereof;

            (e)   Office furniture and furnishings;

            (f)   Inventory;

            (g)   Equipment and supplies;

            (h) Patents and patent applications, trademarks and trademark applications, trade names and all other Intellectual Property Rights (as defined in Section 2.14);

            (i)   Sales records and customer and vendor lists;

            (j)   Marketing, advertising and promotional materials; and

            (k) Tax returns of Seller and corporate records of Seller relating to accounts payable, payroll and accounts receivable for periods prior to the Closing; provided, however, that Seller shall, after the Closing, be afforded reasonable access thereto.

     The assets, properties and businesses of the Seller sold to and purchased by Buyer under this Agreement are sometimes referred to as the "Subject Assets."
Schedule 1.1 hereto contains a list of the following Subject Assets:  (a) those
------------
set forth in Section 1.1(a), (b) those set forth in Section 1.1 (e), (c) all equipment of the Seller and (d) the Seller's customer lists and vendor lists.

     1.2    Excluded Assets.  Notwithstanding Section 1.1 above, nothing herein
            ---------------
contained shall operate as a sale, transfer, conveyance or assignment to Buyer of any of the following assets and property of Seller (the "Excluded Assets"):

            (a) Assets and property disposed of since the date of the Base Balance Sheet in the ordinary course of business and such other assets as have been or are disposed of pursuant to this Agreement;

            (b) Corporate franchise, stock record books, corporate record books containing minutes of meetings of directors and stockholders and such other records as have to do exclusively with Seller's organization or stock capitalization (collectively, the "Corporate Records"); provided, however, that Seller shall provide Buyer prior to the Closing with true, correct and complete copies of each of the foregoing;

            (c) All Current Assets of Seller as of the Closing Date and all accounts receivable of Seller on or prior to the date of Closing regardless of whether or not in accordance with generally accepted accounting principles;

            (d) All rights under any loans or other evidence of indebtedness, other than the Stockholder Loans (as defined below), between Seller, on the one hand, and any affiliate of the Seller, on the other hand (the "Intercompany Loans");

            (e) Refunds for taxes paid by Seller before the Closing or for taxes paid by Seller after the Closing in respect of the period before the Closing;

            (f)   Security deposits of the Seller, if any;

            (g) those items of personal property of the Stockholders set forth on Schedule 1.2(g);
   ---------------

            (h) Any rights which the Seller may have to enforce the obligations of the Buyer pursuant to this Agreement and the other documents and agreements contemplated herein; and

            (i) Insurance policies and rights and claims thereunder, including proceeds or cash surrender value; and

            (j) Any rights under pension, severance or other plans maintained by Seller in any country other than the United States.

     1.3    Assumption of Liabilities. Upon the sale and purchase of the Subject
            -------------------------
Assets, Buyer shall assume and agree to pay or discharge when due in accordance with their respective terms the following liabilities (the "Liabilities"): all liabilities and obligations arising or to be performed after the Closing Date (as defined in Section 1.4) under those contracts listed on Schedule 1.3 hereto
                                                            ------------
(the "Assumed Contracts"); provided, however, that except for the Liabilities, Buyer shall not assume and shall not pay any liability, cost or expense of Seller, including, without limitation, the following liabilities:

            (a) Any liability of Seller relating to, arising out of, or incurred in connection with, the operation of the businesses of Seller on or prior to the Closing Date;

            (b) Liabilities incurred by the Seller in connection with this Agreement and the transactions provided for herein, including, without limitation, counsel and accountants' fees, and expenses pertaining to the performance by the Seller of its obligations hereunder (except that Buyer shall pay all fees and expenses of Coopers & Lybrand L.L.P. incurred in connection with the transactions contemplated by this Agreement);

            (c)   Intentionally Omitted.
                  ---------------------

            (d)   Liabilities of the Seller pursuant to any Intercompany Loan;

            (e)   Current Liabilities of the Seller as of the Closing Date;

            (f) Taxes (as defined in Section 2.10 hereof) of the Seller (whether relating to periods before or after the transactions contemplated in this Agreement or incurred by the Seller in connection with this Agreement and the transactions provided for herein or otherwise), including, without limitation, any liability for (i) Taxes arising in connection with any built-in gain of Seller or (ii) Taxes arising out of the inclusion of Seller in any group filing consolidated, combined or unitary tax returns or arising out of any transferee liability;

            (g) Liabilities of Seller with respect to (i) any severance pay, accrued vacation, accrued and unpaid wages, salaries, commissions, bonuses or other direct compensation for any services performed for it prior to the Closing Date or amounts required to be reimbursed to any employees with respect to any period prior to the Closing Date, (ii) any sickness, disability and other group insurance premiums or claims incurred by or relating to anyone who does not become an employee of Buyer, or (iii) any such premiums or claims incurred on or prior to the Closing by any individual who becomes an employee of Buyer as of the Closing;

            (h) Liabilities of Seller to its dissenting stockholders, if any, under the Illinois Business Corporation Act;

            (i) Liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class;

            (j) Liabilities in connection with or relating to all actions, suits, claims, proceedings, demands, assessments and judgments against the Seller or any of the Stockholders and all costs, losses, liabilities, damages, deficiencies and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all amounts paid in investigation, defense or settlement of any of the foregoing; and

            (k) Liabilities under pension, severance and other plans maintained by Seller, or any liabilities of Seller to any current or former employee of Seller under applicable law, in any country other than the United States.

     The liabilities which are not assumed by Buyer under this Agreement are hereinafter sometimes referred to as the "Excluded Liabilities."

     1.4    Time and Place of Closing.  The closing of the purchase and sale
            -------------------------
provided for in this Agreement (herein called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at 599 Lexington Avenue, New York, New York at 10:00 a.m. (local time) on November 13, 1997, or at such other place, date or time as may be fixed by mutual agreement of the parties hereto (the date of the Closing being referred to herein as the "Closing Date").

     1.5    Purchase Price and Payment.  In consideration of the sale by the
            --------------------------
Seller to Buyer of the Subject Assets, subject to the satisfaction of all of the conditions contained herein, Buyer will, at the Closing:

            (a) Deliver to Seller One Hundred Fifty Thousand Dollars ($150,000) in cash, to be paid by wire transfer of immediately available funds (the "Purchase Price").


SECTION 2.  REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS.
---------------------------------------------------------------------

     2.1    Making of Representations and Warranties. As a material inducement
            ----------------------------------------
to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller hereby makes to Buyer the representations and warranties contained in this Section 2 and the representations and warranties set forth in Section 2.7(b) are also made severally by each Stockholder with respect to himself, herself or itself.

     2.2    Organization and Qualifications of Seller.  The Seller is a
            -----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of Seller's Articles of Incorporation, as amended to date, certified by the Secretary of State of the State of Illinois, and of Seller's by-laws, as amended to date, certified by the Secretary of Seller, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending or contemplated. The Seller is not in violation of any term of its Articles of Incorporation or by-laws. The Seller is duly qualified to do business as a foreign corporation in each of the states listed in Schedule 2.2, and the Seller is not required to be licensed or
          ------------
qualified to conduct its business or own its property in any other jurisdiction.

     2.3    Subsidiaries. The Seller does not have any subsidiaries nor does the
            ------------
Seller own any securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. The Seller does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

     2.4    Intentionally Omitted.
            ---------------------

     2.5    Capital Stock of Seller; Beneficial Ownership of Seller.
            -------------------------------------------------------

            (a) The authorized capital stock of Seller consists of 15,000 shares of common stock, no par value ("Seller Common Stock"), of which 1,200 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 13,800 shares are authorized but unissued. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional shares of capital stock of any class of Seller. None of Seller's capital stock has been issued in violation of any federal or state law. There are no voting agreements, trusts, proxies or other agreements, instruments or undertakings with respect to the voting of Seller's capital stock to which Seller or any stockholder of Seller is a party.

            (b) Each of the stockholders of Seller owns beneficially and of record the number of shares of Seller Common Stock set forth opposite such Stockholder's name on Schedule 2.5(b) hereto.
                      ---------------

     2.6    Intentionally Omitted.
            ---------------------

     2.7    Authority of the Seller and the Stockholders.
            --------------------------------------------

            (a) The Seller has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by the Seller pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary action of the Seller and its stockholders and no other action on the part of the Seller or any of its stockholders is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by the Seller pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of the Seller enforceable in accordance with their terms, except as their enforceability may be limited by bankruptcy or other laws affecting creditors' rights generally or by principles of equity. The execution, delivery and performance by the Seller of this Agreement and each such agreement, document and instrument:

                  (i) does not and will not violate any provision of the Articles of Incorporation or by-laws of the Seller;

                  (ii) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to the Seller or require the Seller to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Seller is a party or by which the property of the Seller is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets, except as specifically identified on Schedule 2.7(a).
                                ---------------

            (b) Each Stockholder has full right, authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on his behalf pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by any Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of such Stockholder enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy or other laws affecting creditors' rights generally or by principles of equity. The execution, delivery and performance by each Stockholder of this Agreement and each such agreement, document and instrument:

                  (i) does not and will not violate any laws of the United States or any state or other jurisdiction applicable to such Stockholder or require such Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Stockholder is a party or by which the property of such Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets.

     2.8    Real and Personal Property.
            --------------------------

            (a)   Owned Real Property. The Seller hereby represents and warrants
                  -------------------
that it does not own any real property.

            (b)   Leased Real Property.  All of the real property leased by the
                  --------------------
Seller as tenant or lessee is identified on Schedule 2.8(b) (collectively
                                            ---------------
referred to herein as the "Leased Real Property"). The Seller hereby makes the following representations and warranties with respect to the Leased Real
Property:

                  (i)   Leases. The copies of the leases of the Leased Real
                        ------
     Property (collectively, the "Leases") delivered by Seller to Buyer and the information with respect to each of the Leases set forth on Schedule 2.8(b)
                                                                 ---------------
     is complete, accurate, true and correct.

     With respect to each of the Leases, except as set forth on Schedule 2.8(b):
                                                                ---------------

                        (A) each of the Leases is in full force and effect and has not been modified, amended or altered, in writing or otherwise;

                        (B) to the knowledge of the Seller, all material obligations of the landlord or lessor under the Leases which have accrued have been performed, and to the knowledge of the Seller, no landlord or lessor is in default under any Lease;

                        (C) all material obligations of the tenant or lessee under the Leases which have accrued have been performed, the Seller is not in default under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by the Seller; and

                        (D) the Seller has obtained the consent of each landlord or lessor under any Leases whose consent is required to the assignment or transfer of the Leased Real Property to Buyer, and such transfer will not give any landlord or lessor under any Lease any remedy, including, without limitation, any right to declare a default under any Lease.

                 (ii)   Title and Description.  The Seller holds a good, clear,
                        ---------------------
     marketable, valid and enforceable leasehold interest in the Leased Real Property pursuant to the Leases, subject only to the right of reversion of the landlord or lessor under the Leases, free and clear of all other prior or subordinate interests, including, without limitation, mortgages, deeds of trust, ground leases, leases, subleases, assessments, tenancies, claims, covenants, conditions, restrictions, easements, judgments or other encumbrances or matters affecting title, and free of encroachments onto or off of the Leased Real Property, except for (x) easements, covenants, restrictions and similar encumbrances that do not and could not interfere with the use of the Leased Real Property as currently used and improved, and (y) minor encroachments that do not and could not adversely affect the value or use of the Leased Real Property as currently used and improved and that could be removed without material cost ((x) and (y) are collectively referred to as "Permitted Encumbrances"), and except for matters set forth on Schedule 2.8(b).
        ---------------

                 (iii)  Condition.  Except as set forth on Schedule 2.8(b), to
                        ---------                          ---------------
     the knowledge of the Seller, there are no material defects in the physical condition of any improvements constituting a part of the Leased Real Property, including, without limitation, structural elements, mechanical systems, roofs or parking and loading areas, and all of such improvements are in reasonable working condition and repair, have been maintained in accordance with Seller's reasonable obligations under the Leases and are free from infestation by rodents or insects. Except as set forth on
     Schedule 2.8(b), to the knowledge of the Seller, none of the Leased Real
     ---------------
     Property located in the United States of

     America is subject to special flood or mudslide hazards or within the 100 year flood plain. To the knowledge of the Seller, all water, sewer, gas, electric, telephone, drainage and other utilities required by law or necessary for the current or planned operation of the Leased Real Property have been installed and connected pursuant to valid permits, and are sufficient to service the Leased Real Property.

                  (iv)   Compliance with Law; Government Approvals. The Seller
                         -----------------------------------------
     has not received notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Leased Real Property that has not been corrected heretofore, and, to the knowledge of the Seller, no such violation now exists which could have an adverse effect on the operation or value of any of the Leased Real Property. To the knowledge of the Seller, all improvements constituting a part of the Leased Real Property are in compliance in all respects with all applicable laws, ordinances, regulations, licenses, permits and authorizations, and to the knowledge of the Seller there are presently in effect all licenses, permits and authorizations required by law, ordinance, or regulation. To the knowledge of the Seller, there is at least the minimum access required by applicable subdivision or similar law to the Leased Real Property. The Seller has not received notice of any pending or threatened real estate tax deficiency or reassessment or condemnation of all or any portion of any of the Leased Real Property.

            (c)   Personal Property.  A list of Seller's material machinery,
                  -----------------
equipment and other tangible personal property is contained on Schedule 2.8(c).
                                                               ---------------
Except as specifically disclosed in Schedule 1.1 or in the Base Balance Sheet
                                    ------------
(as defined in Section 2.9), the Seller has good and marketable title to all of its personal property. None of such personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except as specifically disclosed in said Schedule or in the Base Balance Sheet. The Base Balance Sheet as submitted to the Buyer by the Seller and restated by Coopers & Lybrand L.L.P., independent public accountants ("C&L"), in accordance with generally accepted accounting principles ("GAAP") reflects all personal property of the Seller as of the dates thereof required to be reflected thereon, and the Subject Assets are sufficient assets for Buyer to continue the business of the Seller as presently conducted by the Seller. Except as otherwise specified in Schedule 2.8(c), to the knowledge of
                                          ---------------
the Seller, all leasehold improvements, furnishings, machinery and equipment of the Seller are in good repair (subject to ordinary wear and tear), have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and such machinery and equipment is in good working order. Except as set forth on Schedule 2.8(c), the Seller does not know of any pending
                       ---------------
or threatened change of any such laws, ordinances or regulations which could adversely affect Seller or its business.

     2.9    Financial Statements.
            --------------------

            (a) The Seller has delivered to Buyer the following financial statements, copies of which are attached hereto as Schedule 2.9:
                                       ------------

                  (i) Unaudited balance sheets of the Seller as of December 31, 1994, December 31, 1995, and December 31, 1996, and statements of income, retained earnings and cash flows for the three fiscal years then ended, certified by the Seller's chief financial officer or treasurer. The unaudited balance sheet of the Seller as of December 31, 1996 is sometimes referred to herein as the "Base Balance Sheet."

                  (ii) Summarized financial information of the Seller for its fiscal years ending December 31, 1995, and December 31, 1996, audited and certified by C&L.

                  (iii) Unaudited balance sheet of the Seller as of June 30, 1997 (the "Interim Balance Sheet") and statements of income, retained earnings and cash flows for the period then ended, certified by the Seller's chief financial officer or treasurer. The Base Balance Sheet and the Interim Balance Sheet are sometimes referred to herein as the "Financial Statements."

     The Financial Statements (as submitted to the Buyer by the Seller and restated by C&L in accordance with GAAP) are complete and correct in all material respects, and present fairly in all material respects the financial condition of the Seller at the dates of said Financial Statements and the results of its operations and its cash flows for the periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end adjustments).

            (b)   Except as disclosed on Schedule 2.9, as of the date of the
                                         ------------
Base Balance Sheet, the Seller did not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Seller or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet or immaterial liabilities incurred in the ordinary course of the Seller's business which are not required to be reflected in the Base Balance Sheet (as submitted to the Buyer by the Seller and restated by C&L in accordance with GAAP) or the notes thereto.

            (c)   Except as disclosed on Schedule 2.9, as of the date hereof,
                                         ------------
the Seller does not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or accrued or to become due or contingent or potential liabilities relating to activities of the Seller or the conduct of its business prior to the date hereof, regardless of whether claims in respect thereof have been asserted as of the date hereof), except liabilities (i) stated or adequately reserved against on the

Base Balance Sheet or the Interim Balance Sheet (as submitted to the Buyer by the Seller and restated by C&L in accordance with GAAP), or (ii) disclosed herein or reflected on Schedule 2.9(c) hereto or (iii) incurred after June 30,
                       ---------------
1997 in the ordinary course of business by the Seller and consistent with the terms of this Agreement.

     2.10   Taxes.
            -----

            (a) The Seller has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any taxes relating to the applicable period (the "Tax Returns"). A list of all federal, state, local and foreign income tax returns filed with respect to the Seller for taxable periods ended on or after December 31, 1994, is set forth on Schedule 2.10 attached hereto, and said Schedule indicates those
                -------------
returns that have been audited or currently are the subject of an audit. The Seller has delivered to Buyer correct and complete copies of all Tax Returns listed on said Schedule.

            (b) All federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not have been paid.

            (c) Neither the Internal Revenue Service ("IRS") nor any other governmental authority is now asserting or, to the knowledge of the Seller, threatening to assert against the Seller any deficiency or claim for additional Taxes. No claim has ever been made by an authority in a jurisdiction where the Seller does not file reports and returns that the Seller is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Taxes. The Seller has never entered into a closing agreement pursuant to Section 7121 of the Code.

            (d)   Except as set forth on Schedule 2.10, since December 31, 1994,
                                         -------------
there has not been any audit of any tax return filed by the Seller, no audit of any tax return of the Seller is in progress, and the Seller has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth on Schedule 2.10, no extension of time with respect to any
                       -------------
date on which a tax return was or is to be filed by the Seller is in force, and no waiver or agreement by the Seller is in force for the extension of time for the assessment or payment of any Taxes.

            (e)   Except as disclosed on Schedule 2.10, the Seller has not ever
                                         -------------
been (and
the Seller has not ever had any liability for unpaid Taxes because it once was) a member of an "affiliated group" (as defined in Section 1504(a) of the Code).
                                                 ---------------
Except as set forth on Schedule 2.10, the Seller has not ever filed, and the Seller has not ever been required to file, a consolidated, combined or unitary tax return with any other entity. The Seller does not own and the Seller has never owned a direct or indirect interest in any trust, partnership, corporation or other entity and therefore Buyer is not acquiring from the Seller an interest in any such entity. Except as set forth in Schedule 2.10, the Seller is a party
                                           -------------
to any tax sharing agreement.

            (f)   The Seller is not a "foreign person" within the meaning of
Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

            (g) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

     2.11   Absence of Certain Changes.  Except as disclosed on Schedule 2.11,
            --------------------------                          -------------
since the date of the Base Balance Sheet there has not been:

            (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Seller which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Seller;

            (b) Any contingent liability incurred by the Seller as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of, the Seller;

            (c) Any mortgage, encumbrance or lien placed on any of the properties of the Seller which remains in existence on the date hereof, except liens for taxes not yet due and payable;

            (d) Any obligation or liability of any nature incurred by the Seller, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by the Seller or the conduct of the Seller's business since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

            (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Seller other than in the ordinary course of business;

            (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Seller;

            (g) Any labor trouble or claim of unfair labor practices involving the Seller; any change in the compensation payable or to become payable by the Seller to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or, except for bonuses or other arrangements to be paid by Seller from the proceeds of this transaction, any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

            (h) Any change with respect to the officers or management of the Seller;

            (i) Any payment or discharge of a material lien or liability of the Seller except in the ordinary course of business;

            (j) Any obligation or liability incurred by the Seller to any of its officers, directors, stockholders or employees, or any loans or advances made by the Seller to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

            (k) Any change in accounting methods or practices, credit practices or collection policies used by the Seller;

            (l) Any other transaction entered into by the Seller other than transactions in the ordinary course of business and transactions contemplated by this Agreement; or

            (m) Any agreement or understanding, whether in writing or otherwise, for the Seller to take any of the actions specified in paragraphs (a) through (l) above.

     2.12   Ordinary Course. Since the date of the Base Balance Sheet, the
            ---------------
Seller has conducted its business only in the ordinary course and consistently with its prior practices, except for transactions contemplated by this Agreement.

     2.13   Banking Relations. All of the arrangements which the Seller has with
            -----------------
any banking institution are completely and accurately described on Schedule
                                                                   --------
2.13, indicating with respect to each of such arrangements the type of
----
arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     2.14   Intellectual Property.
            ---------------------

            (a)   Except as described on Schedule 2.14, the Seller has
                                         -------------
sufficient ownership of, or sufficient license to use, all Intellectual Property Rights including, without limitation, patent, copyright, trade secret, trademark, or other proprietary rights used or to be used in its business as presently conducted or contemplated. The Seller's rights in all Intellectual Property Rights set forth on Schedule 2.14 are freely
                                                        -------------
transferable. There are no claims of conflict or infringement of any other person pertaining to any of such Intellectual Property Rights and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Seller in respect thereof.

            (b) All patents, patent applications, trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Seller or used or to be used by the Seller in its business as presently conducted or contemplated, and all other Intellectual Property Rights which are material to the business or operations of the Seller, are listed on
Schedule 2.14. All of such patents, patent applications, trademark
-------------
registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction.

            (c) All licenses or other agreements under which the Seller is granted Intellectual Property Rights are listed on Schedule 2.14. All of said
                                                   -------------
licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.14, all of
                                                          -------------
the Seller's rights thereunder are freely assignable. To the knowledge of the Seller, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

            (d) All licenses or other agreements under which the Seller has granted to others any Intellectual Property Rights owned or licensed by the Seller are listed on Schedule 2.14. All of said licenses or other agreements
                     -------------
are in full force and effect, there is no material default by any party thereto, and, except as set forth on Schedule 2.14, all of the Seller's rights thereunder
                            -------------
are freely assignable. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been provided to Buyer.

            (e) To the knowledge of the Seller, the Seller has not granted to any third party any right to manufacture, reproduce, distribute, market or exploit any of the Seller's products, services or Intellectual Property Rights or any adaptations, translations, or derivative works based on the Seller's products, services or Intellectual Property Rights or any portion thereof. To the knowledge of the Seller, the Seller has at all times used commercially reasonable efforts to protect its trade secrets or other Intellectual Property Rights and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets or other Intellectual Property Rights by release thereof into the public domain. To the knowledge of the Seller, the Seller has at all times used commercially reasonable efforts to protect the confidentiality of all of its other confidential and proprietary information and that of third parties which is or has been in its possession.

            (f) To the knowledge of the Seller, the present and contemplated business, activities and products of the Seller do not infringe any Intellectual Property Rights of any other person. No proceeding charging the Seller with infringement of any adversely held Intellectual Property Rights has been filed or has been threatened to be filed. To the Seller's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of the Seller. To the knowledge of the Seller, the Seller is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation any former employer of any past or present employee of the Seller. Except as set forth on Schedule 2.14, the Seller does not have
                                      -------------
and, to the knowledge of the Seller, none of its employees have, any agreements or arrangements with any persons other than the Seller related to confidential information or trade secrets of such persons or restricting any such employee's ability to engage in business activities of any nature. The activities of the Seller's employees on behalf of the Seller do not violate any such agreements or arrangements known to the Seller which any such employees have with other persons.

     As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights, including, without limitation, all of the registered rights set forth on Schedule 2.14 and all patents, patent
                               -------------
applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, trade secrets, proprietary processes and formulae, including production technology and processes, all source and object code, algorithms, promotional materials, customer lists, supplier and dealer lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including without limitation, manuals, memoranda and records. Schedule 2.14 contains a list and brief description of
                        -------------
all Intellectual Property Rights (other than with respect to "off the shelf" software used by the Seller or any subsidiary of the Seller that is generally commercially available) owned by or registered in the name of the Seller or any subsidiary of the Seller or of which the Seller or any subsidiary of the Seller is the licensor or a licensee of a material right or in which the Seller or any subsidiary of the Seller has any material right and, in each case, a brief description of the nature of the right.

     2.15   Contracts.  Except for contracts, commitments, plans, agreements and
            ---------
licenses described on Schedule 2.15 (true and complete copies of which have been
                      -------------
delivered to Buyer), the Seller is not a party to or subject to:

            (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

            (b) any employment contract or contract for services which requires the payment of more than $50,000 annually or which is not terminable within 30 days by the Seller without liability for any penalty or severance payment;

            (c) any contract or agreement for the purchase of any commodity, material or equipment except purchase orders in the ordinary course for less than $5,000 each, such orders not exceeding $20,000 in the aggregate;

            (d) any other contracts or agreements creating any obligations of the Seller of $25,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

            (e) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

            (f) any contract or agreement involving more than $25,000 which by its terms does not terminate or is not terminable without penalty by the Seller or any successor or assign within one year after the date hereof;

            (g) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

            (h) any contract with any sales agent or distributor of products of the Seller;

            (i) any contract containing covenants limiting the freedom of the Seller to compete in any line of business or with any person or entity;

            (j) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000 whether or not such purchase is in the ordinary course of business;

            (k)   any license agreement (as licensor or licensee);

            (l) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money; or

            (m) any contract or agreement with any officer, employee, director or stockholder of the Seller or with any persons or organizations controlled by or affiliated with any of them.

     The Seller is not in default of any material provision under any such contracts, commitments, plans, agreements or licenses described in said Schedule, and Seller does not have knowledge of conditions or facts which with notice or passage of time, or both, would constitute such a default.

      2.16 Litigation.  Schedule 2.16 hereto lists all currently pending
           ----------   -------------
litigation and governmental or administrative proceedings or investigations to which the Seller is a party. Except for matters described on Schedule 2.16,
                                                             -------------
there is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of the Seller, threatened against the Seller or any affiliate of the Seller which may have any adverse effect on the Seller's properties, assets, prospects, financial condition or business or which would prevent or hinder the consummation of the transactions contemplated by this Agreement. With respect to each matter set forth therein, Schedule 2.16
                                                                -------------
sets forth a description of the matter, the forum (if any) in which it is being conducted, the parties thereto and the type and amount of relief sought.

      2.17 Compliance with Laws.  Except as set forth on Schedule 2.17, to the
           --------------------                          -------------
knowledge of the Seller, the Seller is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the Seller or to the conduct of its business, and the Seller has not received any notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

      2.18 Insurance.  The physical properties and assets of the Seller are
           ---------
insured to the extent disclosed on Schedule 2.18 and all insurance policies and
                                   -------------
arrangements of the Seller are disclosed on said Schedule. To the knowledge of the Seller, said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Seller is in compliance in all material respects with the terms thereof. To the knowledge of the Seller, said insurance is adequate and customary for the business engaged in by the Seller and is sufficient for compliance by the Seller with all requirements of law and all agreements and leases to which the Seller is a party.

      2.19 Warranty or Other Claims.  Except as disclosed on Schedule 2.19, to
           ------------------------                          -------------
the knowledge of the Seller, there are no existing or threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against the Seller for services which are defective or fail to meet any service warranties. No claim has been asserted against the Seller for renegotiation or price redetermination of any business transaction, and there are no facts upon which any such claim could be based.

      2.20 Powers of Attorney.  Neither the Seller nor any Stockholder has
           ------------------
granted any powers of attorney which are presently outstanding.

      2.21 Finder's Fee.  Neither the Seller nor any Stockholder has incurred or
           ------------
become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      2.22 Permits; Burdensome Agreements.  Schedule 2.22 lists all permits,
           ------------------------------   -------------
registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for the Seller to conduct its business. The Seller has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Such Approvals include, but are not limited to, those required under federal, state or local statutes, ordinances, orders, requirements, rules, regulations, or laws pertaining to environmental protection, public health and safety, worker health and safety, buildings, highways or zoning. Except as disclosed on Schedule 2.22 or in any other
                                           -------------
Schedule hereto, the Seller is not subject to or bound by any agreement, arrangement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

      2.23 Corporate Records; Copies of Documents.  The business records and the
           --------------------------------------
corporate records of the Seller, as delivered to Buyer pursuant to Sections 1.1(l) and 1.2(b), respectively, are either the originals of such documents or are true, correct and complete copies of the originals of such documents.

      2.24 Transactions with Related Parties.  Except as set forth on Schedule
           ---------------------------------                          --------
2.24 hereto, neither the Seller nor any stockholder, officer, supervisory
----
employee or director of the Seller or, to the knowledge of the Seller, any of their respective spouses or family members owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Seller or any organization which has a material contract or arrangement with the Seller.

      2.25 Employee Benefit Programs.
           -------------------------
           (a) Schedule 2.25 lists every Employee Program (as defined below)
               -------------
that has been maintained (as defined below) by the Seller at any time during the three-year period ending on the Closing Date.

           (b) Each Employee Program which has ever been maintained by the Seller and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the IRS regarding its qualification under such section and has, in fact, been continuously qualified under the applicable section of the Code since the effective date of such Employee Program. No event or omission has occurred which would cause any such Employee Program to lose its qualification under the applicable Code section.

           (c) The Seller does not know, and has no reason to know, of any failure of any party to comply with any laws applicable to the Employee Programs that have been maintained by the Seller. With respect to any Employee Program ever maintained by the Seller, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to Buyer. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program.

           (d) Neither the Seller nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA (including, but not limited to, any Multi-employer Plan (as defined below)) or
(ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA) or has ever promised to provide such post-termination benefits.

           (e) With respect to each Employee Program maintained by the Seller within the three years preceding the Closing, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Buyer to perform any of its responsibilities with respect to any Employee Program subsequent to the Closing (including, without limitation, health care continuation requirements).

           (f)  For purposes of this section:

                (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock or cash option plans, restricted stock plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to such Employee Program shall include a reference to such organization.

               (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

               (iii) An entity is an "Affiliate" of the Seller if it would have ever been considered a single employer with such Seller under ERISA Section 4001(b) or part of the same "controlled group" as such Seller for purposes of ERISA Section 302(d)(8)(C).

               (iv) "Multi-employer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     2.26 Environmental Matters.
          ---------------------

          (a) Except as set forth on Schedule 2.26, (i) the Seller has not ever
                                     -------------
generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) to the knowledge of the Seller, no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Seller, or, to the knowledge of the Seller, has ever been located in the soil or groundwater at any such site; (iii) to the knowledge of the Seller, no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Seller for treatment, storage, or disposal at any other place; (iv) to the knowledge of the Seller, the Seller does not presently own, operate, lease, or use, nor has the Seller previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Seller in connection with the presence of any Hazardous Material.

          (b) Except as set forth on Schedule 2.26, (i) the Seller does not have
                                     -------------
any liability under, nor has the Seller ever violated, any Environmental Law (as defined below); (ii) to the knowledge of the Seller, the Seller, any property owned, operated, leased, or used by the Seller, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws; (iii) the Seller has not ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) the Seller does not have any knowledge or reason to know that any of the items enumerated in clause (iii) of this subsection will be forthcoming.

          (c) Except as set forth on Schedule 2.26 hereto, to the knowledge of
                                     -------------
the Sellers, no site owned, operated, leased, or used by the Seller contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

          (d) The Seller has provided to Buyer copies of all documents, records, and information known or available to the Seller concerning any environmental or health and safety matter relevant to the Seller, whether generated by the Seller or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 2.26, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance which may pose a threat to the environment or to human health or safety, as defined or regulated under any Environmental Law; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (iv) "Seller" shall mean and include the Seller and all Affiliates of the Seller for whose conduct the Seller is responsible under any Environmental Law.

     2.27 Directors and Officers.
          ----------------------

          (a) Schedule 2.27 contains a true and complete list of all current
              -------------
directors and officers of the Seller.  In addition, Schedule 2.27 contains a
                                                    -------------
list of all managers, employees and consultants of the Seller who, individually, have received or are scheduled to receive compensation from the Seller for the fiscal year ending December 31, 1997, in excess of $50,000. In each case such
Schedule includes the current job title and aggregate annual compensation of each such individual.

     2.28 Backlog.  As of the date hereof, the Seller has a backlog of firm
          -------
orders for the sale of products or services, for which revenues have not been recognized by the Seller, as set forth in Schedule 2.28.
                                          -------------

     2.29 Employees; Labor Matters.  The Seller employs a total of approximately
          ------------------------
12 full-time employees and 0 part-time employees and generally enjoy good employer-employee relationships. The Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Upon termination of the employment of any of said employees, neither the Seller nor Buyer will by reason of the acquisition transaction or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments, except as set forth on Schedule 2.29. The Seller does not have any
                                 -------------
policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment of its employees, except as set forth in said Schedule. The Seller is in compliance in all material respects with all applicable laws and regulations respecting labor, employment, fair employment practices, work place safety and health, terms and conditions of employment, and wages and hours. There are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to the knowledge of the Seller, threatened against or involving the Seller. No question concerning representation exists respecting any group of employees of the Seller. There are no grievances, complaints or charges that have been filed against any Seller under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on the Seller or the conduct of its business and no arbitration or similar proceeding is pending and no claim therefor has been asserted. No collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Seller. The Seller has not received any information to indicate that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. To the knowledge of the Seller, the Seller is, and at all times since November 6, 1986, has been, in compliance with the requirements of the Immigration Reform Control Act of 1986.

     2.30 Customers and Suppliers.  Schedule 2.30 sets forth any customer who
          -----------------------   -------------
accounts for more than $100,000 of the consolidated sales of the Sellers for the twelve months ended December 31, 1996, or the twelve months ended as of the date of the Base Balance Sheet (collectively, the "Customers"). Schedule 2.30 also
                                                            -------------
contains a true and complete list of the suppliers of the Seller to whom during the twelve months ended December 31, 1996, the Seller made payments aggregating $25,000 or more showing, with respect to each, the name, address and dollar volume involved (the "Suppliers"). The relationships of the Seller with its Customers and Suppliers are good commercial working relationships. Except as set forth on Schedule 2.30, no Customer or Supplier of the Seller has canceled,
             -------------
materially modified, or otherwise terminated its relationship with the Seller, or has during said period decreased materially its usage or purchase of the services or products of the Seller or the services, supplies or materials furnished to the Seller, nor does any Customer or Supplier have, to the knowledge of the Seller, any plan or intention to do any of the foregoing.

     2.31 Hart-Scott-Rodino Matters.  Neither the Seller on a consolidated basis
          -------------------------
with McLagan Partners International Incorporated, an Illinois corporation, and McLagan Partners Asia Incorporated, an Illinois corporation, nor the "ultimate parent entities" (as such term is defined in the Hart-Scott-Rodino Anti-Trust Improvement Act of 1976, as amended (the "HSR Act")) of the Seller, on a consolidated basis, had annual net sales (as stated on the last regularly prepared annual statement of income and expense for such persons or entities) or total assets (as stated on the last regularly prepared balance sheet for such persons or entities) of One Hundred Million Dollars ($100,000,000) or more, as calculated in accordance with the HSR Act and the rules and regulations promulgated thereunder.

     2.32 Disclosure.  The representations, warranties and statements contained
          ----------
in this Agreement and in the certificates, exhibits and schedules delivered to Buyer by the Seller or Stockholder pursuant to this Agreement do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.
---------------------------------------------------

      3.1 Making of Representations and Warranties.  As a material inducement to
          ----------------------------------------
the Seller and the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, Buyer makes to the Seller and the Stockholders, the representations and warranties contained in this Section 3.

      3.2 Organization of Buyer.  Buyer is a corporation duly organized, validly
          ---------------------
existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Buyer is duly qualified to do business as a foreign corporation in each jurisdiction in which it is required to be so qualified except to the extent that any failure to be so qualified would not have a material adverse effect on the Buyer.

      3.3 Authority of Buyer.  Buyer has full right, authority and power to
          ------------------
enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and each such other agreement, document and instrument have been, or as of the Closing shall have been, duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection therewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. Following the approval of Buyer's Board of Directors, the execution, delivery and performance by Buyer of this Agreement and each such agreement, document and instrument:

          (a) does not and will not violate any provision of the Certificate of Incorporation or by-laws of Buyer;

          (b) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to Buyer or require Buyer to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and

          (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or any other agreement, mortgage, lease, permit, order, judgment or decree to which Buyer is a party and which is material to the business and financial condition of Buyer and its parent and affiliated organizations on a consolidated basis.

      3.4  Litigation.  There is no litigation or governmental or administrative
           ----------
proceeding or investigation pending or, to its knowledge, threatened against Buyer which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

      3.5  Finder's Fee.  Buyer has not incurred or become liable for any
           ------------
broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

      3.6  Hart-Scott-Rodino Matters. Neither the Buyer nor the "ultimate parent
           -------------------------
entity" (as such term is defined in the HSR Act) of the Buyer had annual net sales (as stated on the last regularly prepared annual statement of income and expense for the Buyer or such ultimate parent entity) or total assets (as stated on the last regularly prepared balance sheet for the Buyer or such ultimate parent entity) of One Hundred Million Dollars ($100,000,000) or more, as calculated in accordance with the HSR Act and the rules and regulations promulgated thereunder.

      3.7  Securities and Exchange Commission Filings.  Intentionally Omitted.
           ------------------------------------------   ---------------------


SECTION 4. CONDITIONS.
---------------------

      4.1  Conditions to the Obligations of Buyer.  The obligations of Buyer to
           --------------------------------------
consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Satisfaction of Conditions.  The representations and warranties of
              --------------------------
the Seller and the Stockholders contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this
Section 4.1 shall have been satisfied or waived in writing by the Buyer; and on the Closing Date a certificate to such effect executed on behalf of the Seller and the Stockholders, as appropriate, shall be delivered to the Buyer.

          (b) Transfer of Subject Assets.  The Seller shall deliver or cause to
              --------------------------
be delivered to Buyer (i) an Assignment and Assumption Agreement substantially in the form of Exhibit C hereto and (ii) a Bill of Sale substantially in the
               ---------
form of Exhibit D hereto transferring
        ---------
to Buyer good and marketable title to all the Subject Assets.

          (c) Delivery of Records and Contracts.  Seller shall deliver or cause
              ---------------------------------
to be delivered to Buyer all of the Assumed Contracts, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of the same. Seller shall also deliver to Buyer at the Closing all of its business records, tax returns, books and other data relating to their respective assets, businesses and operations (except Corporate Records excluded under Section 1.2(b) as to which only copies need be delivered in accordance with such Section), and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the assets and businesses of Sellers.

          (d) Approval of Buyer's Counsel.  All actions, proceedings,
              ---------------------------
instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to such counsel as Buyer may reasonably request from the Seller or the Stockholders to evidence compliance with the terms and conditions hereof.

          (e) Opinion of Counsel.  Buyer shall have received from Cummings &
              ------------------
Lockwood, counsel for the Seller and Stockholders, an opinion, dated as of the Closing Date, in the form attached hereto as Exhibit E.
                                             ---------

          (f) No Litigation.  There shall have been no determination by Buyer,
              -------------
acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, the Seller or any Stockholder or any material adverse change in the laws or regulations applicable to any Seller.

          (g) Hart-Scott-Rodino.  All required filings under the HSR Act ("HSR
              -----------------
Filings") shall have been completed and all applicable time limitations under such Act shall have expired without a request for further information by the relevant federal authorities under such Act, or in the event of such a request for further information, the expiration of all applicable time limitations under the Act shall have occurred without the objection of such federal authorities.

          (h) Due Diligence and Disclosure Schedules.  Buyer, in its sole
              --------------------------------------
discretion, shall be satisfied, with the results of its legal, accounting, business and other due diligence review of the Seller and the Subject Assets. Buyer, in its sole discretion, shall, be satisfied with the form and substance of the Disclosure Schedules to this Agreement which shall have been delivered to Buyer by the Seller on or before Closing.

          (i) Financing.  ASI and New McLagan shall have secured senior
              ---------
financing from a bank or other financial institution satisfactory to ASI and New McLagan on terms and conditions satisfactory to ASI and New McLagan in their sole discretion and in amounts sufficient to provide all of the consideration for the acquisition transaction contemplated hereby plus adequate working capital for the acquired businesses.

          (j) Consents.  The Seller shall have made all filings with and
              --------
notifications of governmental authorities, regulatory agencies and other entities required to be made by the Seller in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Seller by Buyer subsequent to the Closing; and Seller and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the businesses of the Seller by Buyer and the consummation of the transactions contemplated by this Agreement, and in connection with the transfer of the Subject Assets or the Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

          (k)  Intentionally Omitted.
               ---------------------

          (l)  Intentionally Omitted.
               ---------------------

          (m)  Intentionally Omitted.
               ---------------------

          (n) Acquisition Audit.  Buyer shall have received a satisfactory audit
              -----------------
report from C&L with respect to the financial statements and financial condition of the Seller which report shall indicate financial performance and financial condition that is satisfactory to Buyer.

          (o) Good Standing.  At or prior to the Closing, Buyer shall have
              -------------
received from the Seller a certificate of good standing from the appropriate authority in the States of Illinois and Connecticut.

          (p) Board of Directors Approval.  The Board of Directors of the Buyer
              ---------------------------
shall have approved, ratified and affirmed the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

      4.2 Conditions to Obligations of the Seller.  The obligations of the
          ---------------------------------------
Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          (a) Satisfaction of Conditions.  The representations and warranties of
              --------------------------
the Buyer contained in this Agreement shall be true and correct on and as of the Closing Date; each of the conditions specified in this Section 4.2 shall have been satisfied or waived in writing by the Seller; and on the Closing Date a certificate to such effect executed on behalf of the Buyer shall be delivered to the Seller.

          (b)  Intentionally Omitted.
               ---------------------

          (c)  Intentionally Omitted.
               ---------------------

          (d)  Intentionally Omitted.
               ---------------------

          (e) Assignment and Assumption Agreement.  At the Closing, Buyer shall
              -----------------------------------
deliver or cause to be delivered to Seller an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto.
                                       ---------

          (f) Approval of Seller's and Stockholders' Counsel.  All actions,
              ----------------------------------------------
proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this agreement shall have been approved by Cummings & Lockwood, as counsel for the Seller and Stockholders, and such counsel shall have received on behalf of the Seller and the Stockholders such other certificates, opinions and documents in form satisfactory to such counsel as the Seller and Stockholders may reasonably require from Buyer to evidence compliance with the terms and conditions hereof.

          (g) No Litigation.  There shall have been no determination by the
              -------------
Seller or Stockholders, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, the Seller or any Stockholder.

          (h) Employment/Non-Competition Agreements.  Buyer shall have executed
              -------------------------------------
and delivered to each individual named on Schedule 4.1(h) hereto an Employment
                                          ---------------
and Non-Competition Agreement in substantially the form of Exhibit F attached
                                                           ---------
hereto.

          (i) Opinion of Counsel.  The Seller and the Stockholders shall have
              ------------------
received from Goodwin, Procter & Hoar LLP, counsel for the Buyer, an opinion, dated as of the Closing Date, in the form attached hereto as Exhibit I.
                                                             ---------

          (j) Consents.  Buyer shall have made all filings with and
              --------
notifications of governmental authorities, regulatory agencies and other entities required to be made by Buyer in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of the Seller by

Buyer subsequent to the Closing; and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Seller, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of the Seller by Buyer and the consummation of the transactions contemplated by this Agreement.

          (k) Payment of Purchase Price.  Buyer shall have delivered to Seller
              -------------------------
One Hundred Fifty Thousand Dollars ($150,000) in cash in accordance with Section
1.5 hereof.

          (l) Exhibits.  Buyer and Seller shall have mutually agreed to the
              --------
form, term and provisions of each of the Exhibits referred to herein.

SECTION 5. SURVIVAL OF WARRANTIES; RIGHTS, OBLIGATIONS AND ACTIONS SUBSEQUENT
           ------------------------------------------------------------------
           TO CLOSING.
           ----------

      5.1  Survival of Warranties.  Each of the representations, warranties,
           ----------------------
agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto; provided, however, that, as more fully set forth in Section 6 hereof, such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 6 shall expire.

      5.2  Payment of Obligations.  Subsequent to the Closing, the Seller shall
           ----------------------
pay all of the Excluded Liabilities in the ordinary course of business as they become due.

      5.3  Tax Returns.  After the Closing, the Seller, with the approval of
           -----------
Buyer and in accordance with applicable law, shall (i) promptly prepare and file on or before the due date or any extension thereof, all federal, state and local tax returns required to be filed by it with respect to taxable periods of the Seller that include any period ending on or before the Closing and (ii) pay all Taxes of the Seller attributable to periods ending on or before the Closing Date.

      5.4  Books and Records.  After the Closing, Buyer shall afford to Seller
           -----------------
and Stockholders and their respective accountants and attorneys, for the purpose of preparing such tax returns of the Seller or Stockholders as may be required after the Closing, reasonable access to the books and records of Seller delivered to Buyer under Section 4.1(b) and shall permit the Seller or any Stockholder, at its or his expense, to make extracts and copies therefrom.

      5.5  Further Assurances.  Seller from time to time after the Closing at
          ------------------
the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably request to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. Seller shall cooperate with Buyer to permit Buyer to enjoy their respective ratings and benefits under the workman's compensation laws and unemployment compensation laws of applicable jurisdictions, to the extent permitted by such laws. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the leases, contracts, commitments or rights of Seller as otherwise set forth in this Agreement.

      5.6  Allocation of Purchase Price. Within thirty (30) days of the Closing,
           ----------------------------
Buyer shall allocate the Purchase Price (and all other capitalized costs) among the Subject Assets. Such allocation shall be binding upon Buyer, Seller and each Stockholder for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes) unless the Seller shall notify Buyer, within thirty (30) days of their receipt of notice of Buyer's allocation hereunder, that they disagree with such allocation by Buyer. In the event of such a disagreement, the parties shall submit the allocation of the Purchase Price (and all other capitalized costs) among the Subject Assets to an accounting firm of nationally recognized standing mutually acceptable to Buyer, on one hand, and the Seller on the other. Such firm shall deliver its allocation of the Purchase Price (and all other capitalized costs) among the Subject Assets to the parties as soon as practicable, and such allocation shall be binding upon Buyer, the Seller and each Stockholder for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). All Purchase Price allocations hereunder shall be made in accordance with the provisions of Section 1060 of the Code. Buyer and the Seller also each agree to file IRS Form 8594 consistently with the foregoing and in accordance with Section 1060 of the Code.

      5.7  Hart-Scott-Rodino Filings.  Buyer shall cooperate with Seller and
           -------------------------
Stockholders in connection with all required HSR Filings and shall furnish all follow-up information required in connection therewith. Buyer shall have the primary responsibility with respect to the preparation and filing of the HSR Filings.

      5.8  Sellers' Employees.  After the Closing, Buyer will make offers of
           ------------------
employment to each of the employees of the Seller named on Schedule 5.8 hereto
                                                           ------------
under terms and conditions comparable to those under which Sellers currently employ such employees.

      5.9  Intentionally Omitted.
           ---------------------

      5.10 Business Relations. During the period from the Closing Date until the
           ------------------
date which is ninety (90) days thereafter, the Buyer may conduct, in coordination with the Seller, personal interviews with the Seller's Customers and Suppliers in order to confirm that such Customers and Suppliers intend to continue their respective current levels of business with Sellers.

 SECTION 6. INDEMNIFICATION.
 --------------------------

      6.1 Indemnification by the Seller and the Stockholders.  The Seller and
          --------------------------------------------------
each Stockholder jointly and severally agree subsequent to the Closing to indemnify and hold Buyer and its respective subsidiaries and affiliates and persons serving as officers, directors, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel and accountants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (a) fraud, intentional misrepresentation or a deliberate or wilful breach by the Seller or any Stockholder of any representation, warranty or covenant under this Agreement or in any certificate, schedule or exhibit delivered as part of or pursuant to this Agreement;

          (b) any other breach of any representation or warranty made by the Seller or any Stockholder in this Agreement, or in any certificate, schedule or exhibit delivered by or on behalf of the Seller or any Stockholder as part of or pursuant to this Agreement, or any third-party claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties (collectively, "Buyer Warranty Claims");

          (c) any breach of any covenant or agreement made by or on behalf of the Seller or any Stockholder in this Agreement, or in any certificate, schedule or exhibit delivered by or on behalf of the Seller or any Stockholder as part of or pursuant to this Agreement; and

          (d) all claims, liabilities and obligations in connection with, arising out of or otherwise relating to any of the Excluded Liabilities.

     The rights of Buyer Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (c) or (d) of this Section 6.1 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation, warranty or agreement referred to in clauses (a) or (b) of this Section 6.1.

      6.2 Limitations on Indemnification by the Seller and the Stockholders.
          -----------------------------------------------------------------
The right of Buyer Indemnified Parties to indemnification under Section 6.1 shall be subject to the following provisions:

          (a) No indemnification shall be payable to any Buyer Indemnified Party in respect of Buyer Warranty Claims (other than any such claim relating to title to the Subject Assets), unless the total of all claims for indemnification pursuant to Section 6.1, when aggregated with all claims made under Section 6.1 of (i) that certain asset purchase agreement, dated as of November 13, 1997 by and between McLagan Partners, Inc., a Delaware corporation and the parent corporation of the Buyer and McLagan Partners Incorporated, an Illinois corporation, and certain other parties named therein and (ii) that certain asset purchase agreement, dated November 13, 1997, by and between McLagan Partners Asia, Inc., a Delaware corporation and a sister corporation of the Buyer, and McLagan Partners Asia Incorporated, an Illinois corporation, and certain other parties named therein (the asset purchase agreements referred to in clauses (i) and (ii) are sometimes referred to herein as the "Affiliate Agreements"), shall exceed $50,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

          (b) The indemnification obligations of the Seller with respect to Buyer Warranty Claims (other than any such claim relating to Excluded Liabilities or title to the Subject Assets), and of the Stockholders with respect to all claims, shall be limited to Buyer's right to set off and apply the amount of such claims against any and all amounts outstanding under that certain Promissory Note in the original principal amount of $5,000,000 issued by ASI for the benefit of New McLagan (the "Note"), whether or not then due and payable.

          (c) Indemnification with respect to Buyer Warranty Claims shall expire on April 30, 2000 (the "Indemnification Cut-Off Date"); provided, however, that the limitation of this Section 6.2(c) shall not apply to Buyer Warranty Claims involving fraud, intentional misrepresentation or title to the Subject Assets, for which the period for making such claims shall expire on the date on which the applicable statute of limitations relating thereto terminates; provided,
                                                                   --------
further, however, that with respect only to DeMinimis Claims the Indemnification
-------  -------
Cut-Off Date shall be the date which is ninety (90) days after the Closing Date. If prior to the relevant date of expiration a specific state of facts shall have become known which may constitute or give rise to any Buyer Warranty Claim as to which indemnity may be payable and a Buyer Indemnified Party shall have given notice of such facts to the Seller or any Stockholder, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given; and

          (d) The limitations set forth herein with respect to Buyer Warranty Claims shall not limit the rights of any Buyer Indemnified Party with respect to any other claims arising under the provisions of Section 6.1.


      6.3 Indemnification by Buyer.  Buyer agrees to indemnify and hold the
          ------------------------
Seller and their respective affiliates and persons serving as officers, directors or employees thereof and the Stockholders (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel and accountants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (a) fraud, intentional misrepresentation or a deliberate or wilful breach by Buyer of any representation, warranty or covenant under this Agreement or in any certificate, schedule or exhibit delivered as part of or pursuant to this Agreement;

          (b) any other breach of any representation or warranty made by Buyer in this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or any Warranty Claim;

          (c) any breach of any covenant or agreement made by or on behalf of Buyer in this Agreement, or in any certificate, schedule or exhibit delivered by or on behalf of Buyer as part of or pursuant to this Agreement; or

          (d) any failure by Buyer to perform and discharge any of the Assumed Liabilities as set forth in this Agreement.

     The rights of Seller Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (c) or (d) of this Section 6.3 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation, warranty or agreement referred to in clauses (a) or (b) of this Section 6.3.

      6.4 Limitations on Indemnification by Buyer.  The right of Seller
          ---------------------------------------
Indemnified Parties to indemnification under Section 6.3 shall be subject to the following provisions:

          (a) No indemnification shall be payable to any Seller Indemnified Party in respect of any breach of any representation or warranty made by Buyer in this Agreement, or in any certificate, schedule or exhibit delivered by or on behalf of Buyer as part of or pursuant to this Agreement, or any third-party claim, action or proceeding asserted or instituted or arising out of any matter or thing covered by such representations or warranties (collectively, "Seller Warranty Claims"), unless the total of all claims for indemnification pursuant to Section 6.3, when aggregated with all claims made under Section 6.3 of the Affiliate Agreements, shall exceed $50,000 in the aggregate, whereupon the full amount of such claims shall be recoverable in accordance with the terms hereof;

          (b) Indemnification with respect to Seller Warranty Claims shall expire on the Indemnification Cut-Off Date; provided, however, that the limitation of this clause (i) shall not apply to Seller Warranty Claims involving fraud or intentional misrepresentation, for which the period for making such claims shall expire on the date on which the applicable statute of limitations relating thereto terminates. If prior to the relevant date of expiration a specific state of facts shall have become known which may constitute or give rise to any Seller Warranty Claim as to which indemnity may be payable and a Seller Indemnified Party shall have given notice of such facts to Buyer, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of, according to the date on which notice of the applicable claim is given; and

          (c) The limitations herein with respect to Seller Warranty Claims shall not limit the rights of any Seller Indemnified Party with respect to any other claims arising under provisions of Section 6.3.

      6.5 Notice; Defense of Claims.  An indemnified party may make claims for
          -------------------------
indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims may be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within twenty (20) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party conducts a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

      6.6 Satisfaction of Seller and Stockholder Indemnification Obligations.
          ------------------------------------------------------------------
In order to satisfy the indemnification obligations of the Seller and the Stockholders pursuant to Section 6.1 above, a Buyer Indemnified Party shall have the right to set off and apply the amount of such indemnification claims against any and all amounts then outstanding under the Note (whether or not then due and payable).


 SECTION 7.  DEFINITIONS.
 -----------------------

     As used in this Agreement, unless the context otherwise explicitly requires, the following terms shall have the meanings set forth below:

     "Advisor" shall have the meaning set forth in Section 8.10.

     "Affiliate" shall have the meaning set forth in Section 2.25.

     "Approvals" shall have the meaning set forth in Section 2.22.

     "Assumed Contracts" shall have the meaning set forth in Section 1.3.

     "Bank" shall have the meaning set forth in Section 1.5.

     "Base Balance Sheets" shall have the meaning set forth in Section 2.9(a).

     "Buyer" shall have the meaning set forth in the preamble.

     "Buyer Indemnified Party" or "Buyer Indemnified Parties" shall have the respective meanings set forth in Section 6.1.

     "Buyer Warranty Claims" shall have the meaning set forth in Section 6.1(b).

     "CPR Rules" shall have the meaning set forth in Section 8.10.

     "Closing" shall have the meaning set forth in Section 1.4.

     "Closing Date" shall have the meaning set forth in Section 1.4.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Common Stock" shall mean the common stock, par value $.01 per share, of ASI.

     "Corporate Records" shall have the meaning set forth in Section 1.2(b).

     "Current Assets" as of any date shall mean the consolidated current assets of the Seller as of such date determined in accordance with generally accepted accounting principles, consistently applied.

     "Current Liabilities" as of any date shall mean the consolidated current liabilities of the Seller as of such date determined in accordance with generally accepted accounting principles, consistently applied.

     "Customers" shall have the meaning set forth in Section 2.30.

     "DeMinimis Claims" shall mean Buyer Warranty Claims (other than any such claim relating to title to the Subject Assets) which are each in an amount not in excess of $1,000 and which, in the aggregate, are in an amount not in excess of $5,000.

     "ERISA" shall have the meaning set forth in Section 2.25(c).

     "Employee Program" shall have the meaning set forth in Section 2.25.

     "Environmental Law" shall have the meaning set forth in Section 2.26.

     "Excluded Assets" shall have the meaning set forth in Section 1.2.

     "Excluded Liabilities" shall have the meaning set forth in Section 1.3.

     "Financial Statements" shall have the meaning set forth in Section 2.9(a).

     "HSR Act" shall have the meaning set forth in Section 2.31.

     "HSR Filings" shall have the meaning set forth in Section 4.1(f).

     "Hazardous Material" shall have the meaning set forth in Section 2.26.

     "Hazardous Waste" shall have the meaning set forth in Section 2.26.

     "IRS" shall have the meaning set forth in Section 2.10.

     "Incentive Plan" shall have the meaning set forth in Section 4.2(b).

     "Indemnification Cut-Off Date" shall have the meaning set forth in Section 6.2(c).

     "Intellectual Property Rights" shall have the meaning set forth in Section 2.14.

     "Intercompany Loans" shall have the meaning set forth in Section 1.2(d).

     "Interim Balance Sheets" shall have the meaning set forth in Section
2.9(a).

     "Leases" shall have the meaning set forth in Section 2.8(b).

     "Leased Real Property" shall have the meaning set forth in Section 2.8(b).

     "Liabilities" shall have the meaning set forth in Section 1.3.

     "Multi-employer Plan" shall have the meaning set forth in Section 2.25.

     "Note" shall have the meaning set forth in Section 6.2(b).

     "PCBs" shall have the meaning set forth in Section 2.26(c).

     "Permitted Encumbrances" shall have the meaning set forth in Section
2.8(b).

     "Person" shall mean any natural person or any corporation, partnership, association, trust, unincorporated organization or governmental agency or bureau.

     "Purchase Price" shall have the meaning set forth in Section 1.5.

     "Seller" shall have the meaning set forth in the preamble.

     "Seller Common Stock" shall have the meaning set forth in Section 2.5(a).

     "Seller Indemnified Party" and "Seller Indemnified Parties" shall have the respective meanings set forth in Section 6.3.

     "Seller Warranty Claims" shall have the meaning set forth in Section
6.4(a).

     "Stockholder" and "Stockholders" shall have the respective meanings set forth in the preamble.

     "Subject Assets" shall have the meaning set forth in Section 1.1.

     "Suppliers" shall have the meaning set forth in Section 2.30.

     "Taxes" shall have the meaning set forth in Section 2.10.

     "Tax Returns" shall have the meaning set forth in Section 2.10.


 SECTION 8. MISCELLANEOUS.
 ------------------------

      8.1 Bulk Sales Law.  Buyer waives compliance by the Seller with the
          --------------
provisions of
any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors in connection with the transfer of the Subject Assets under this Agreement.

      8.2 Fees and Expenses.
          -----------------

          (a) Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Seller or any Stockholder relating in any way to the purchase and sale of the Subject Assets hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses, shall be charged to or paid by Buyer or included in any of the Liabilities.

          (b) Seller will pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Subject Assets to Buyer as contemplated by this Agreement, including without limitation, all sales, use, excise, real property and other transfer taxes and charges applicable to such transfer; all recording charges and fees applicable to the recordation of deeds and mortgages and other instruments of transfer; and all costs of obtaining or transferring permits, registrations, applications and other tangible and intangible properties. Buyer will pay all premiums, charges and costs of obtaining and providing surveys, appraisals, UCC and title searches and title insurance for the benefit of Buyer with respect to the Subject Assets.

          (c) In the event that the parties are required to make HSR Filings, the Buyer, on one hand, and the Seller, on the other, shall share the filing fees relating thereto equally.

      8.3 Governing Law.  This Agreement shall be construed under and governed
          -------------
by the internal laws of the State of Connecticut without regard to its conflict of laws provisions.

      8.4 Notices.  Any notice, request, demand or other communication required
          -------
or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:

TO BUYER:            ASI Solutions Incorporated
--------             780 Third Avenue
                     New York, NY 10017
                     Attn: Bernard F. Reynolds

With a copy to:      Goodwin, Procter & Hoar  LLP
                     Exchange Place
                     Boston, MA  02109
                     Attn: David F. Dietz, P.C.

TO SELLERS AND       McLagan Partners International Incorporated
--------------       4 Stamford Plaza
STOCKHOLDERS:        Suite 400
------------         107 Elm Street
                     Stamford, CT 06901
                     Attn: President

With a copy to:      Cummings & Lockwood
                     Four Stamford Plaza
                     P.O. Box 120
                     107 Elm Street
                     Stamford, CT  06904-0120
                     Attn: Thomas J. Freed, Esq.

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

      8.5 Entire Agreement.  This Agreement, including the schedules and
          ----------------
exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such schedules and exhibits or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such schedules or exhibits or in such other writings.

      8.6 Assignability; Binding Effect.  After the Closing, Buyer's rights and
          -----------------------------
obligations hereunder shall be freely assignable including, without limitation, pursuant to the grant of a security interest herein to the Buyer's rights hereunder to The Chase Manhattan Bank, as the administrative agent for certain senior lenders to ASI and New McLagan. This Agreement may not be assigned by the Seller or any Stockholder without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      8.7 Captions and Gender.  The captions in this Agreement are for
          -------------------
convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

      8.8 Execution in Counterparts.  For the convenience of the parties and to
          -------------------------
facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      8.9 Amendments.  This Agreement may not be amended or modified, nor may
          ----------
compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

      8.1 Dispute Resolution. Any dispute arising out of or relating to this
          ------------------
Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel having appropriate experience in the matters that are the subject of the dispute (the "Advisor"). The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the Advisor may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York.

     Such proceedings shall be administered by the Advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

          (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (b)  no other discovery;

          (c) hearings before the Advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

          (d) decision to be rendered not more than ten (10) days following such hearings.

     8.11 Consent to Jurisdiction.  Solely for the purpose of allowing a party
          -----------------------
to enforce its rights pursuant to Section 8.10, each of the parties hereby consents to personal jurisdiction, service of process and venue in the federal or state courts of New York.

     8.12 Severability.  The parties hereto agree that, in the event that any
          ------------
provision of this Agreement or the application of any such provision to any party is held by a court of competent jurisdiction to by contrary to law, the provision in question shall be construed so as to be lawful and the remaining provisions of this Agreement shall remain in full force and effect.

     8.13 No Third-Party Beneficiaries.  This Agreement is intended solely for
          ----------------------------
the benefit of the parties hereto. Neither this Agreement nor any of the transactions contemplated hereby shall be deemed to create or enlarge any rights in any Person not a party hereto.

     8.14 Publicity and Disclosures.  Neither the Seller nor any Stockholder
          -------------------------
shall make any press release or other public announcement (written, oral or otherwise) in respect of this Agreement or the transactions contemplated herein without the prior written consent of Buyer.

     8.15 Attorneys' Fees.  In the event of any dispute hereunder between the
          ---------------
parties hereto, the prevailing party in any litigation or arbitration instituted hereunder shall be entitled to recover from the other its costs and expenses thereof, including, specifically, its reasonable attorneys' fees.

     8.16 Intentionally Omitted.
          ---------------------

     8.17 Remedies.  Each of the parties to this Agreement acknowledges and
          --------
agrees that remedies at law may be inadequate with respect to any breach of any provision of this Agreement. The provisions of Section 8.10 notwithstanding, each of the parties hereto shall be entitled to enforce the terms and provisions of this Agreement by a decree of specific performance or injunctive relief requiring the fulfillment of obligations under this Agreement in addition to all other remedies provided hereunder or available to the parties at law or in equity.

     8.18 ASI Guaranty.  Subject to the provisions of that certain Intercreditor
          ------------
and Subordination Agreement, dated as of November 13, 1997 (the "Subordination Agreement"), by and between ASI, The Chase Manhattan Bank and certain other parties named therein, ASI by its signature below, hereby unconditionally guarantees the payment or fulfillment when due of all obligations of the Buyer now or hereafter existing under this Agreement and each Exhibit to this Agreement to which the Buyer is or becomes a party (the "Obligations"). The obligations of the undersigned under this guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the undersigned to enforce this guaranty, irrespective of whether any action is brought against Buyer or whether Buyer is joined in such action. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by a recipient upon the insolvency, bankruptcy or reorganization of Buyer or for any other reason, all as though such payment had not been made.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                  BUYER:
                                  -----

                                  McLAGAN PARTNERS
                                  INTERNATIONAL, INC.


                                  By:/s/ Bernard F. Reynolds
                                     -----------------------
                                     Name: Bernard F. Reynolds
                                     Title: President



                                  SELLER:
                                  ------

                                  McLAGAN PARTNERS INTERNATIONAL
                                  INCORPORATED


                                  By:/s/ Albertus W. van den Broek
                                     -----------------------------
                                     Name: Albertus W. van den Broek
                                     Title: Secretary



                                  STOCKHOLDERS:
                                  ------------


                                  /s/ C. Bruce McLagan
                                  --------------------
                                  C. Bruce McLagan


                                  /s/ F. Samuel Smith
                                  -------------------
                                  F. Samuel Smith


                                  /s/ Albertus W. van den Broek
                                  -----------------------------
                                  Albertus W. van den Broek


                                  /s/ Donald B. Shackelford
                                  -------------------------
                                  Donald B. Shackelford

                                  /s/ Byram E. Dickes
                                  -------------------
                                  Byram E. Dickes


                                  For the purposes of Section 8.18 only


                                  ASI SOLUTIONS INCORPORATED


                                  By: /s/ Bernard F. Reynolds
                                      -----------------------
                                  Name: Bernard F. Reynolds
                                  Title: Chief Executive Officer